EXHIBIT 3.1

AMENDMENT TO BYLAWS

L. B. FOSTER COMPANY

WHEREAS, the Board of Directors of L. B. Foster Company (the "Corporation") desires to amend the Corporation's Bylaws to clarify certain requirements of shareholders with regard to nominating directors or proposing other business at any meeting of the shareholders.

NOW THEREFORE, BE IT RESOLVED, that Section 2.05, Bylaws be and hereby is amended and restated as follows:

Section 2.05 Advance notice of nominations and proposals.

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors, including pursuant to the Corporation’s notice of meeting, or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Bylaw. Clause (b) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2) Subject to Section 2.05(D)(3) of these Bylaws, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of paragraph (A)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, (iii) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.05(C) of these Bylaws, and (iv) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee;

(b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and a description of all agreements, arrangements and understandings between such shareholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

(c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) (A) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such shareholder and such beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that such owner intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Bylaw with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.05(C) of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 7th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above. This paragraph (B) shall be the exclusive means for a shareholder to make nominations or other business proposals before a special meeting of shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(C) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.05 of this Bylaw) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(D) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to be elected at an annual meeting of shareholders or special meeting of shareholders, as applicable, to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation or the Bylaws of the Corporation, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these By-laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.